UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12

STAR SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2010
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2010
PROPOSAL 1
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
AUDIT COMMITTEE REPORT
PROPOSALS BY OUR STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
APPENDIX A
APPENDIX B

STAR SCIENTIFIC, INC.
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting
to Be Held on Friday, December 10, 2010 at 10:00 A.M. Eastern Time
•	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
•	The proxy statement and annual report to shareholders are available at: www.proxydocs.com/stsi.
The 2010 annual meeting of the shareholders of Star Scientific, Inc. (the “Company”) will be held at 10:00 A.M. on December 10, 2010 in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037 (the “Annual Meeting”).
The proposals to be considered by the Company’s stockholders at the Annual Meeting are:
1.	a proposal to elect seven directors to the Company’s Board of Directors for one-year terms;
2.	a proposal to approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 170,000,000 to 187,500,000;
3.	a proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance under that plan from 4,000,000 to 6,000,000 shares;
4.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor to audit the Company’s 2010 financial statements; and
5.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The Board of Directors of Star Scientific, Inc. recommends that you vote FOR Proposals 1, 2, 3, 4 and 5 set forth above.
You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the Annual Meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Secretary; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

November [•], 2010
Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of the stockholders of Star Scientific, Inc. to be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 10, 2010, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.
Sincerely,
Paul L. Perito
Chairman of the Board of Directors,
President and Chief Operating Officer

STAR SCIENTIFIC, INC.
NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2010
To the Stockholders of Star Scientific, Inc.:
Notice is hereby given that the annual meeting of stockholders of Star Scientific, Inc., a Delaware corporation (the “Company”), will be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 10, 2010, at 10:00 A.M., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting are:
1.	a proposal to elect seven directors to the Company’s Board of Directors for one-year terms;
2.	a proposal to approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 170,000,000 to 187,500,000;
3.	a proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance under that plan from 4,000,000 to 6,000,000 shares;
4.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor to audit its 2010 financial statements; and
5.	to act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the year ended December 31, 2009.
The Board of Directors has fixed the close of business on October 22, 2010, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only stockholders of record at the close of business on October 22, 2010, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.
FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED STAR SCIENTIFIC COMMON STOCK AS OF OCTOBER 22, 2010. IN ORDER TO VOTE AT THE ANNUAL MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.
By Order of the Board of Directors
Robert E. Pokusa
Secretary and General Counsel
Glen Allen, Virginia
November [•], 2010

STAR SCIENTIFIC, INC.
4470 COX ROAD
GLEN ALLEN, VIRGINIA 23060
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2010
This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Star Scientific, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 10, 2010, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof, which we refer to as the Annual Meeting. “We,” “our,” “us,” “the Company,” “our company” and “Star” each refer to Star Scientific, Inc. and its consolidated subsidiaries. The mailing address of our principal executive office is 4470 Cox Road, Glen Allen, Virginia 23060. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about November [•], 2010, to holders of record as of October 22, 2010 of our common stock, par value $0.0001 per share, or Common Stock.
Matters to be Considered at the Annual Meeting
At the Annual Meeting, our stockholders of record on October 22, 2010 will be asked to vote upon the following:
1.	a proposal to elect seven directors to our company’s Board of Directors for one-year terms;
2.	a proposal to approve an amendment to our company’s Fifth Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to increase the total number of shares of Common Stock that our company is authorized to issue from 170,000,000 to 187,500,000;
3.	a proposal to approve an amendment to our company’s 2008 Incentive Plan, or the 2008 Plan, to increase the number of shares available for issuance under that plan from 4,000,000 to 6,000,000 shares;
4.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our company’s independent auditor to audit our 2010 financial statements; and
5.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
As of the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth above.
VOTING SECURITIES
Record Date; Outstanding Shares; Shares Entitled to Vote
Our Board of Directors has fixed the close of business on October 22, 2010, as the record date, or Record Date, for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 119,503,888 shares of Common Stock issued and outstanding held by approximately [•] stockholders of record. We have no other class of voting securities outstanding.
Stockholders of record on the Record Date will be entitled to one vote per share of Common Stock on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

Quorum and Vote Required
The presence, in person or by duly executed proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required in order to constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the Annual Meeting, (2) the proposal to amend the Certificate of Incorporation must be approved by the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, and (3) the proposals to approve the amendment to the 2008 Plan, to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent auditor and such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting must be approved by the affirmative vote of a majority of the votes properly cast at the Annual Meeting.
Voting; Proxies; Revocation
Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.
If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted “FOR”:
1.	a proposal to elect seven directors to our company’s Board of Directors for one-year terms;
2.	a proposal to approve an amendment to our Certificate of Incorporation to increase the total number of shares of Common Stock that our company is authorized to issue from 170,000,000 to 187,500,000;
3.	a proposal to approve an amendment to the 2008 Plan to increase the number of shares available for issuance under that plan from 4,000,000 to 6,000,000 shares; and
4.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as our company’s independent auditor to audit our 2010 financial statements.
If other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
The person who executes a proxy may revoke it at, or before, the Annual Meeting by: (A) delivering to our Secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (B) duly executing, dating and delivering to our Secretary a subsequent proxy; or (C) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060, Attn: Corporate Secretary. If your shares of Common Stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Abstentions and Broker Non-Votes
Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “For” or “Against” a given proposal, and therefore are not included in the tabulation of the voting results. As such, abstentions, withheld votes, and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of our outstanding Common Stock present and entitled to vote at the Annual Meeting.
Proxy Solicitation
We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of our company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
Business; Adjournments
We do not expect that any matter other than the proposals presented in this proxy statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
If a quorum is not present at our Annual Meeting, the Annual Meeting may be adjourned or postponed until a quorum is present by the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the annual meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS
Seven directors have been nominated for election at the Annual Meeting to serve until the next annual meeting of the stockholders or until their respective successors are elected or appointed or until their earlier removal or resignation. Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the Annual Meeting.
Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.
The Board of Directors recommends that you vote “FOR” all of the nominees listed below.
Nominees for Election at the Annual Meeting
Set forth below are the names and biographical information pertaining to each person nominated for election to our Board of Directors.
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Board of Directors
Christopher C. Chapman, Jr., 58, has served as a member of our Board of Directors since September 2005. Since its inception in 1999, Dr. Chapman has served as Chairman and Chief Executive Officer of Chapman Pharmaceutical Consulting, Inc., which provides expert medical consultation on the development and management of domestic and global product development programs for biotech, pharmaceutical and medical device products. He served as Senior Director of Medical Affairs with Quintiles/BRI, the largest contract research organization in the U.S., from 1995 until 2000. In that capacity, Dr. Chapman had oversight responsibility for the support of new drug applications, clinical studies and device submissions to the FDA for approval. From 1992 until 1994, Dr. Chapman was Medical Director at Regeneron Pharmaceuticals. He currently serves as Chairman of the Chapman Pharmaceutical Health Foundation and is also a member of the Board of Directors of Biovest International, Inc. and Acentia Biopharmaceuticals, Inc. Dr. Chapman is a graduate of the Georgetown University School of Medicine in Washington, D.C.
Dr. Chapman was nominated to serve on our Board of Directors in connection with our company’s increased efforts to expand the acceptance of our very-low TSNA smokeless tobacco products as a viable alternative to more toxic forms of tobacco and at the time that our company was seeking to establish a pharmaceutical subsidiary that would focus on tobacco-based products, including FDA approved cessation products. Dr. Chapman’s training as a physician and his experience in the biotech and pharmaceutical areas, particularly his experience in dealing with new drug applications, clinical studies and device submissions, lead our Board of Directors to conclude that he could provide valuable assistance in connection with the development of both our low-TSNA smokeless tobacco products and the anticipated activities of a new subsidiary that would focus on tobacco-based pharmaceuticals, nutraceuticals and related products. Consistent with Dr. Chapman’s areas of expertise, he has served as a director of our pharmaceutical subsidiary, Rock Creek Pharmaceuticals, Inc., or Rock Creek, since its incorporation in 2007 and has been active in advising our company on issues relating to new drug development and the potential for the expansion of our company’s mission in the area of pharmaceutical and nutraceutical products.

Neil L. Chayet, 71, has served as a member of our Board of Directors since September 2007. Mr. Chayet is President of Chayet Communications Group, Inc., a consulting organization that specializes in building “deep coalitions” to address difficult public policy issues, including those related to health care, addiction and mental health services, energy and communications. Mr. Chayet is a member of the faculty of the Harvard Medical School, serving in the Department of Psychiatry and at McLean Hospital. He is also a member of the faculties of the Tufts University School of Dental Medicine and the Tufts University Cummings School of Veterinary Medicine, and serves as a member of the Board of the Tisch College of Citizenship and Public Service at Tufts. He is Vice President of the Harvard Law School Association. Mr. Chayet also serves as a member of the Board of MassINC, the Board of Mass. Humanities, and the Board of Associates of the Whitehead Institute for Biomedical Research. He previously served as the Chairman of the Massachusetts Mental Health Institute, Inc., a member of the Research Grants Review Committee for the Studies of Narcotic Drug Abuse at the National Institute of Mental Health, and was a Delegate to the U.N. Conference on Psychotropic Substances, which followed the Single Convention on Narcotic Drugs. Since 1976, Mr. Chayet has hosted a daily radio feature, “Looking at the Law™,” which is syndicated by CBS, and he frequently lectures on topics related to the intersection of health sciences and the law. Mr. Chayet earned an undergraduate degree from Tufts University in 1960, and a law degree from Harvard Law School in 1963. In April 2007, Mr. Chayet received the Civic Achievement Award from the American Jewish Committee.
Mr. Chayet was nominated to serve on our Board of Directors shortly after our company formed its pharmaceutical subsidiary, Rock Creek. As part of his legal and consulting practice, Mr. Chayet for many years has been involved with issues relating to the healthcare field and the intersection of health science and the law. Given the public health aspects of tobacco use, the related mission of our company to reduce the harm associated with tobacco use and the expectation that Congress would eventually grant the FDA authority over tobacco products, our Board of Directors believed that Mr. Chayet could provide unique insight and assistance to our company as we sought to grow our pharmaceutical business and continue the development of very-low TSNA smokeless tobacco products. Like Dr. Chapman, Mr. Chayet has provided valuable counsel and guidance as a member of the Board of Rock Creek, in addition to serving as a member of our Board of Directors.
Burton J. Haynes, 62, has served as a member of our Board of Directors since October 22, 2010. Since 1997, Mr. Haynes has served as the sole principal in Burton J. Haynes PC, a law firm specializing in income tax matters, estate and tax planning and complex civil and criminal tax cases. Between 1988 and 1996, Mr. Haynes practiced law as a named partner in the law firm of Bodzin, Haynes & Golub, specializing in civil and criminal tax cases. Mr. Haynes was a partner at the law firm of Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey from 1981 to 1988. Prior to entering private practice, Mr. Haynes served as a Special Agent, IRS Criminal Investigation Division from 1973 to 1981. As a Special Agent, Mr. Haynes worked closely with the FBI and U.S. Attorney’s Office on criminal investigations and was named criminal investigator of the year in 1980 by the Association of Federal Investigators. Mr. Haynes received his Bachelor of Arts Degree in Business Administration from the University of Maryland in 1972 and received a Masters Degree in Business Administration from the University of Maryland Graduate School in 1975. He received his law degree in 1979 from the University of Maryland, where he was the recipient of the W. Calvin Chestnut award and the John L. Thomas prize for outstanding scholarship and was elected Order of the Coif. Mr. Haynes is a member of the bars of the District of Columbia, Maryland and Virginia and is a Certified Public Accountant (although his CPA license is in inactive status because his primary focus is on the practice of law). He served as an adjunct professor from 1979 to 1981 at Towson State University in Maryland, where he taught courses in accounting and tax law.
Mr. Haynes was nominated to serve on our Board of Directors based on his extensive experience in business, legal and complex tax, litigation and regulatory matters. His background as an accountant and attorney provides a unique combination of disciplines as does his long career in dealing with complex civil and criminal tax matters. Our Board of Directors viewed Mr. Haynes’ combination of training and experience as a valuable source of expertise, particularly in the areas of financial analysis and planning. Mr. Haynes’ expertise is also valuable in dealing with the type of regulatory issues facing our company as a tobacco manufacturer and in connection with our ongoing efforts relating to the development and marketing of pharmaceutical and nutraceutical products.
Mario V. Mirabelli, 71, has served as a member of our Board of Directors since July 2010. Mr. Mirabelli was a partner and presently serves in an Of Counsel capacity to the Washington D.C. law firm Patton Boggs LLP. Prior to joining Patton Boggs, he served as Managing Partner of the Washington, D.C. office of Shea & Gould for fourteen years from 1977 to 1991 and later as a partner at Baker Hostetler from 1991 to 2001, where he represented domestic and international clients on federal securities law and corporate and transactional matters, including privatization, corporate formation and mergers and acquisitions. Prior to entering private practice, Mr. Mirabelli served as a trial attorney with the Securities and Exchange Commission in the Office of Administrative Proceedings and Investigations, and with the Federal Trade Commission in the Bureau of Deceptive Practices. Mr. Mirabelli has served as a director of RNA Pharmacy Solutions of Dallas, TX, a pharmaceutical management software company, since 2009. Mr. Mirabelli is President of the John R. Mott Scholarship Foundation, Inc. Mr. Mirabelli formerly served as a director of Atlantic Bank of New York, Guest Services Inc. of Fairfax, VA, as a member of The Metropolitan Washington Airport Authority Advisory Board, and as a director and the Treasurer of the National Italian American Foundation. Mr. Mirabelli received his undergraduate degree from Georgetown University in 1961 and his law degree from the American University, Washington College of Law in 1964. He is a member of the District of Columbia bar.

Mr. Mirabelli was nominated to serve on our Board of Directors based on his extensive experience in representing start up companies and other corporate clients on a range of corporate law issues including federal securities law and transactional matters, corporate formation, organization and maintenance issues, and matters relating to mergers and acquisitions. Mr. Mirabelli’s extensive corporate experience combined with his public sector work were viewed by the Board as providing the type of experience in both business and corporate legal matters that would be beneficial to our company, particularly as we seek to expand into new products and continue to be an innovative force in the area of tobacco harm reduction.
Paul L. Perito, 73, is our company’s President and Chief Operating Officer, or COO, and has served in that capacity since November 1999. He has served as a member of our Board of Directors since December 1999 and as the Chairman of our Board of Directors since August 2000. Mr. Perito served as our company’s Executive Vice President, General Counsel, and Chief Ethics Officer from June 1999 through November 1999. Previously, Mr. Perito was a senior partner in the law firm of Paul, Hastings, Janofsky & Walker LLP, or PHJ&W, from July 1991 until June 1999 when he became a senior counsel to the firm at the time he joined our company. Mr. Perito resigned his position as senior counsel to PHJ&W as of March 31, 2001, after serving as National Co-Chair of the White Collar Corporate Defense Practice Group at PHJ&W since 1991, and Chair of the Litigation Department in that firm’s Washington, DC office since 1995. Prior to his re-entry into private practice, he served as Chief Counsel and Deputy Director of the White House Special Action Office on Drug Abuse Prevention from 1971 to 1973. Mr. Perito was confirmed by the Senate for that position in March 1972. From 1970 to 1971, Mr. Perito served as Chief Counsel and Staff Director to the U.S. House of Representatives Select Committee on Crime. Immediately prior to serving the Congress, Mr. Perito was an Assistant United States Attorney in the Southern District of New York, U.S. Department of Justice from 1966 to 1970. Mr. Perito graduated from Tufts University, Magna Cum Laude and Phi Beta Kappa, and from the Harvard Law School. Mr. Perito was a Rotary International Scholar at the Victoria University of Manchester in Manchester, England, and in Lund University, Lund, Sweden, in P.P.E. in 1960-1961 before entering Harvard Law School. Mr. Perito graduated from Harvard Law School (LLB/JD), as an Edward John Noble Scholar, in 1964 and was thereafter admitted to the Bar of the Commonwealth of Massachusetts. He is also a member of the District of Columbia Bar and is admitted to practice in numerous federal District Courts, Courts of Appeal, and the United States Supreme Court. Mr. Perito was the President of the Harvard Law School Association of the District of Columbia from 1990 to 2010 and is now Chair Emeritus. He is also a member of the Executive Committee of the Harvard Law School Association and was Secretary to the Harvard Law School Association for the past 15 years. He served as Chairman of the Harvard Law School Class of 1964 Reunion and Fund Committees from 1995 to 2010 and served as Co-Chair of the World Alumni Congress in 2006-2007, and Class Agent for the Harvard Law School Fund in 2006-2007. He was elected the first Vice President of the Harvard Law School Association in 2010. Also, Mr. Perito is Chair of the Harvard Law School 45th Reunion Committee and Co-Chair of the Gift Committee Class of 1964. Mr. Perito is a member of the International Board of Overseers of Tufts University, a former member of the Board of Georgetown Visitation Preparatory School in Washington, DC, and Co-Chair of Treliant Risk Advisors, LLC.
Prior to joining our company’s Board of Directors, Mr. Perito had a long and distinguished legal and governmental career that focused not only on highly complex litigation matters, but also a variety of health related regulatory and legal matters, including issues relating to addiction and harm reduction as part of his service in the Legislative and Executive branches of government. Given our company’s mission to act as a catalyst for change in the highly regulated tobacco industry, our emerging intellectual property portfolio and our focus on the health aspects of tobacco use, it was evident to our Board of Directors that our company would benefit from having Mr. Perito’s legal and management skills and expertise in coordinating our company’s intellectual property and litigation efforts as well as his input on how best to interact at the highest levels of the federal government on a wide variety of healthcare and legal issues related to the regulation of tobacco products. In light of the significant legal and regulatory matters facing our company, the need for the type of expertise and experience possessed by Mr. Perito has remained. Additionally, given our increased emphasis on a variety of tobacco-based pharmaceutical products, non-nicotine neutraceuticals and related products and the expanded focus of our company in seeking to reduce the harm related to tobacco use at every level, Mr. Perito’s expertise has become more essential to our company’s business strategy.

Leo S. Tonkin, 73, has served as a member of our Board of Directors since November 1998. He established the Washington Workshops Foundation in 1967, and has served as Founding Director since that time. Since 1999, he also has served as President and Director of Travel Seminars, Inc. He served as a member of the White House Conference on Youth in 1971, Special Assistant to the Chairman of the U.S. House of Representatives Select Committee on Crime, Legal Consultant to the U.S. House of Representatives Higher Education Subcommittee, Minority Counsel to the U.S. House of Representatives Select Committee on Government Research and Executive Director of the Commissioners’ Council on Higher Education in Washington, DC. He has served as Chairman of the Board of Trustees of St. Thomas Aquinas College and as a Board member of Southeastern University and Immaculata College. He is a vice president of the London, England Federation of Youth Clubs and is an advisor to the Retinitis Pigmentosa Foundation in California. He was awarded the 1973 George Washington Americanism Award of the Valley Forge Freedoms Foundation, presented by President Gerald L. Ford in a 1974 White House ceremony. Mr. Tonkin is a graduate of Johns Hopkins University and received his law degree from Harvard Law School. He holds an honorary Doctor of Pedagogy degree from St. Thomas Aquinas College and the State University of New York.
Prior to joining our Board of Directors, Mr. Tonkin had extensive business and legislative experience. He was elected to our Board of Directors at a time when our company first announced its intention to act as a catalyst for change in the tobacco industry, particularly in dealing in the way that tobacco had traditionally been grown and cured. Mr Tonkin’s business and legislative background were viewed by our Board of Directors as providing the type of expertise that would be of assistance to our company as we sought to further our corporate mission to reduce the harm associated with tobacco use at every level, given the highly regulated nature of the tobacco industry and Mr. Tonkin’s familiarity with regulated industries and the legislative and regulatory processes impacting on our industry, particularly as they relate to preventing youth access to tobacco products.
Jonnie R. Williams, 55, has served as our company’s Chief Executive Officer, or CEO, since November 1999 and has served as a member of our Board of Directors since October 1998. Mr. Williams was one of the original founders of Star Tobacco Inc., or Star Tobacco, our company’s wholly owned subsidiary, and served as its Chief Operating Officer and Executive Vice President until July 1999. On July 1, 1999, in order to concentrate on the expanding demands of our company’s sales and new product development, Mr. Williams resigned from his positions with Star Tobacco initially to assume the primary responsibilities of Director of Product Development and Sales of our company and then the position of CEO. Mr. Williams, a principal stockholder of our company, is also the inventor of the StarCured ® tobacco curing process for preventing or significantly retarding the formation of TSNAs in tobacco and tobacco smoke. Mr. Williams has been involved in venture capital start-up bio-tech companies for over a decade where he has been either a major shareholder or a co-founder of the following companies: LaserSight, LaserVision and VISX. Mr. Williams is also one of the owners of Regent Court Technologies LLC and was a principal in Jonnie Williams Venture Capital Corp.
Mr. Williams has played a prominent role in our company since its inception as the inventor of the StarCured® tobacco curing process, as a significant contributor to our company’s product development initiatives relating to our very-low TSNA products and our new product initiates in the pharmaceutical and nutraceutical areas and, since 1999, as our CEO. Also, he has been active in capital raising initiatives and related interactions with investors. Given his activities and skills in these areas, it was evident to our Board of Directors that Mr. Williams’ guidance as a director would be beneficial to our company in each of these areas and in assessing the direction and focus of our company as we have moved forward with our mission of reducing the harm related to tobacco use at all levels.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Board of Directors
Our Board of Directors held ten meetings during 2009. In 2009, each of the then current directors, except for Marc D. Oken who was not standing for re-election, attended the 2009 Annual Meeting of Stockholders and, except for two meetings where one director was absent, all meetings of our Board of Directors. Each member of a committee of our Board of Directors attended all of their respective committee’s meetings during the period he served thereon, except for one meeting of the Audit Committee where one member was absent. All directors are expected to attend each meeting of the Board of Directors, the meetings of the committees on which they serve, and are also encouraged to attend the Annual Meeting of Stockholders.
Although we have not to date developed a formal process whereby stockholders can communicate directly with members of our Board of Directors, we believe that the informal process whereby stockholders communicate with our Secretary, who subsequently relays such communications to our Board of Directors, has adequately served the stockholders’ needs with regard to communications with our Board of Directors. In light of the recently adopted disclosure requirements of the U.S. Securities and Exchange Commission, or SEC, relating to stockholder communication with a company’s board of directors, our Board of Directors may consider developing more formal procedures to facilitate such a dialogue. Until such time, however, any communications intended for our Board of Directors should be sent to it in care of the Secretary.
Marc D. Oken, who was elected as a Director of our Company in 2005, did not stand for reelection at the 2009 Annual Meeting held on December 4, 2009. Mr. Oken served out his term as a Director through the 2009 Annual Meeting.
On October 22, 2010, Director Alan Weichselbaum, who had served on our Board of Directors since 2007, announced that given his ongoing business commitments he would not be standing for reelection to our Board of Directors at the Annual Meeting. Mr. Weichselbaum will, however, serve out his term as a Director through the Annual Meeting. On October 22, 2010, we elected Burton J. Haynes to our Board of Directors in order to fill the vacancy created as a result of Mr. Weichselbaum’s departure.
If the nominees for the Board of Directors are duly elected at the Annual Meeting, then Messrs. Chapman, Chayet, Haynes, Mirabelli, and Tonkin will each serve as an independent director as the term is defined in applicable rules of the NASDAQ Global Market.
The Committees of the Board of Directors
The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating Committee.
Audit Committee. The Audit Committee consists of Mr. Weichselbaum, who serves as the Chairman, and Messrs. Chapman, Mirabelli and Tonkin. Our Board of Directors has determined that each of Messrs. Weichselbaum, Chapman, Mirabelli and Tonkin qualify as independent directors under the applicable NASDAQ listing requirements.
The Audit Committee met four times during 2009. The Audit Committee and our Board of Directors have adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of financial literacy. Our Audit Committee has determined that Mr. Weichselbaum is an audit committee financial expert as that term is defined under the Securities Exchange Act of 1934, as amended, or Exchange Act. Under its charter, the responsibilities of the Audit Committee include:
•	annually selecting and reviewing with our Board of Directors the selection of our company’s independent auditors;
•	reviewing and discussing with management significant accounting matters;

•	discussing with the independent auditors the conduct of the audit, the adequacy and effectiveness of our accounting and financial controls and the written disclosures required by Independence Standards Board Standard 1 regarding auditor independence;
•	approving our audited financial statements to be included in our company’s Annual Report on Form 10-K; and
•	pre-approving all audit and non-audit services and fees associated with our independent auditors.
The Compensation Committee. The Compensation Committee consists of Dr. Chapman, who serves as the Chairman, and Messrs. Chayet and Tonkin. Our Board of Directors has determined that each of Messrs. Chapman, Chayet and Tonkin qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Compensation Committee met three times during 2009.
The Compensation Committee is responsible for:
•	recommending to the Board of Directors salaries, bonuses and other forms of compensation for our executive officers, including without limitation stock options, restricted shares and other forms of equity compensation;
•	considering and adopting changes in our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;
•	recommending changes in director compensation to our Board of Directors;
•	performing such duties and exercising such authority as may be assigned to a committee of the Board of Directors, under the terms of our equity incentive and bonus plans; and
•	performing such other duties and exercising such other authority as may be assigned from time to time to the Compensation Committee by our Board of Directors.
The Nominating Committee. The Nominating Committee consists of Messrs. Chapman and Tonkin. Our Board of Directors has determined that each of Messrs. Chapman and Tonkin qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Nominating Committee met two times in 2009. Our Board of Directors has adopted a charter for the Nominating Committee, setting forth the structure, powers and responsibilities of the Nominating Committee. The Nominating Committee has the authority to nominate persons to stand for election to our Board of Directors. The Nominating Committee may consider the following criteria, as well as any other factors the Committee deems appropriate, in recommending candidates for election to our Board of Directors: (i) personal and professional integrity; (ii) business judgment; (iii) experience in management and in our industry; (iv) experience as a board member of another publicly held company; and (v) academic expertise in an area of our company’s operations. The Nominating Committee will also consider stockholder suggestions for nominees for director, although there are no formal procedures for stockholders to nominate persons to serve as directors.
Board of Directors Compensation
In compensating directors, we have sought to use a combination of payments for participation in director and committee meetings and initial and anniversary stock option grants. The combination of payments for meeting attendance and stock option grants is intended to motivate and align the interest of the directors with that of our company. Also, given our company’s mission to act as a disruptive force in the tobacco industry, we have sought to use the combination of payments to directors for attendance at meetings and stock option grants to attract directors who have particular skills and expertise that would complement our mission, particularly in the area of finance, new product development, medical research, and other health-related areas.

Each of our independent directors, as so classified by our Board of Directors, which we refer to as the Independent Directors, is granted a stock option to purchase up to 50,000 shares of Common Stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each Independent Director additionally receives a stock option to purchase up to 50,000 shares of Common Stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately.
Each Independent Director also receives a payment of $4,500 for his participation in each meeting of the Board of Directors and any committee meeting attended personally and $3,500 for his participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $6,000 for multiple in-person or telephonic meetings on the same day. Additionally, the chairman of the Audit Committee is to receive a separate fee of $20,000 per year for services in that capacity, although the fee has been waived in the past.
Messrs. Chapman, Chayet, Haynes, Mirabelli, Tonkin, and Weichselbaum have been designated as Independent Directors. This designation of independence is intended solely for the purpose of clarifying which directors are entitled to compensation for their services as directors. Directors not designated as Independent Directors generally are those who in the past have been employees of our company, or who have waived their right to receive director compensation. Directors who are employees of our company receive compensation in their capacity as employees but do not receive any compensation for board or committee meetings, nor do they receive the “options package” made available to individuals serving as Independent Directors. Our CEO does not, and has not, served as the Chairman of our Board of Directors. Since 2000 our Chairman has been Mr. Perito, who serves as our company’s President and COO.
The following table sets forth the Independent Directors receiving compensation in 2009, and certain information regarding fees earned and equity awards granted during the year ended December 31, 2009.

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name and Principal Position	($)(1)	($)(2)	($)
Christopher C. Chapman, MD	$76,500	$40,925	$117,425
Neil L. Chayet, Esquire	$53,000	$46,429	$99,429
Marc D. Oken (3)	$46,500	$39,650	$86,150
Leo S. Tonkin, Esquire	$72,500	$30,860	$103,360
Alan Weichselbaum	$46,500	$46,429	$92,929

(1)	This column represents the amount of compensation earned by each Independent Director during 2009.

(2)	Amounts represent our company’s compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009, in accordance with generally accepted accounting principles, but disregarding forfeitures related to service based vesting. All options vested on the date of the grant, therefore, the value of the option awarded represent the aggregate grant date fair value. For the assumptions used in calculating the value of this award, see Note 10 to our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010. The amounts set forth in this column reflect our company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the Independent Director receiving the award.

(3)	Mr. Oken did not stand for re-election to the Board at the annual meeting held on December 4, 2009.

The following represents the number of options granted to each Independent Director in 2009 and the total number of options held as of December 31, 2009.

			Option	Option
	Options	2009 Vested	Exercise Price	Expiration
Name	Granted 2009	Options	($)	Date	Total Options
Christopher C. Chapman, M.D.	50,000	50,000	0.98	9/22/19	250,000
Neil L. Chayet, Esquire	50,000	50,000	0.98	9/7/19	161,200
Marc D. Oken(1)	50,000	50,000	0.95	10/11/19	250,000
Leo S. Tonkin, Esquire	50,000	50,000	0.74	11/20/19	450,000
Alan Weichselbaum	50,000	50,000	0.98	9/7/19	150,000

(1)	Mr. Oken did not stand for re-election to the Board at the annual meeting held on December 4, 2009.
Compensation Committee Interlocks and Insider Participation
In 2009, there were no interlocking relationships existing between our company’s Board of Directors and the compensation committee of any other company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth as of October 22, 2010 certain information with respect to the beneficial ownership of our company’s common stock by each beneficial owner of more than 5% of our company’s voting securities, each director and each Named Executive Officer, and all directors and executive officers of our company as a group. As of October 22, 2010, there were 119,503,888 shares of our company’s common stock outstanding.

	Shares
	Beneficially	Percentage
	Owned(1)	Owned(2)
Named Executive Officers
David M. Dean(3)	252,842	*
Park A. Dodd(4)	360,000	*
Paul L. Perito(5)	3,755,000	2.1
Robert E. Pokusa(6)	489,199	*
Jonnie R. Williams(7)	21,766,201	14.8
Curtis Wright, MD(8)	400,000	*
Directors Who Are Not Named Executive Officers
Christopher C. Chapman, Jr., M.D.(9)	375,000	*
Neil Chayet(10)	286,200	*
Burton J. Haynes(11)	24,700	*
Mario V. Mirabelli (12)	109,000	*
Leo S. Tonkin(13)	525,000	*
Alan Weichselbaum(14)	275,000	*
All Directors and Named Executive Officers (12 Persons)	28,618,142	22.3
Other Beneficial Owners of 5% or More of the Outstanding Common Stock of the Company
Tradewinds Investment Management, LP(15)	17,573,867	14.3
Iroquois Master Fund (16)	8,738,872	5.9

*	Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above stockholders is c/o Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of Common Stock as of October 22, 2010.

(3)	Includes 251,742 shares held by Mr. Dean and 1,100 shares owned by Mr. Dean’s spouse.

(4)	Includes 350,000 shares that Mr. Dodd has the right to acquire upon exercise of stock options and 10,000 shares held by Mr. Dodd.

(5)	Includes 1,831,000 shares held by Mr. Perito, 1,875,000 shares which Mr. Perito has the right to acquire upon exercise of stock options, and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership.

(6)	Includes 14,199 shares held by Mr. Pokusa and 475,000 shares that Mr. Pokusa has the right to acquire upon exercise of stock options.

(7)	Includes 14,151,299 shares held by Mr. Williams, 2,371,541 shares that Mr. Williams has the right to acquire upon exercise on exercise of a warrant, 1,875,000 shares that Mr. Williams has the right to acquire upon exercise of stock options and 2,268,361 held by his children or in trust for his children, of which he disclaims beneficial interest. Also includes 1,100,000 shares held by Regent Court of which Mr. Williams shares voting and investment power.

(8)	Includes 400,000 shares that Dr. Wright has the right to acquire upon exercise of stock options.

(9)	Includes 375,000 shares that Mr. Chapman has the right to acquire upon exercise of stock options.

(10)	Includes 286,200 shares that Mr. Chayet has the right to acquire upon exercise of stock options.

(11)	Includes 24,700 shares held by Mr. Haynes in an individual retirement account.

(12)	Includes 74,000 shares held by Mr. Mirabelli in an individual retirement account, 20,000 shares owned by Mr. Mirabelli individually, and 15,000 shares held jointly between Mr. Mirabelli and his spouse.

(13)	Includes 525,000 shares that Mr. Tonkin has the right to acquire upon exercise of stock options.

(14)	Includes 275,000 shares that Mr. Weichselbaum has the right to acquire upon exercise of stock options.

(15)	Based solely on reported filings and representation from Tradewinds Management, includes 5,740,347, 3,540,323 and 4,357,528 shares of Common Stock held by Tradewinds Master Fund (BVI) Ltd., Feehan Partners, L.P. and P.V. Partners, L.P., respectively. Also includes an aggregate of 3,870,969 shares of Common Stock issuable upon the exercise of warrants ratably held by each of the before mentioned entities and an aggregate of 64,700 shares of Common Stock held in two individual retirement accounts for the benefit of Scott P. Peters. Robert W. Scannell is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of Feehan Partners, L.P. and has voting and investment power over each entity’s respective securities. Mr. Peters is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of P.V. Partners, L.P. and has voting and investment power over each entity’s respective securities. Tradewinds Master Fund (BVI) Ltd. is a business company organized in the British Virgin Islands. Tradewinds Investment Management, L.P. is its investment manager pursuant to an investment management agreement over which Messrs. Scannell and Peters exercise voting and investment authority and control. Mr. Peters disclaims beneficial ownership of and receives no pecuniary interest from the securities held by Feehan Partners, L.P., which are held for the benefit of Mr. Scannell, and Mr. Scannell disclaims beneficial ownership of and receives no pecuniary interest from the securities held by P.V. Partners, L.P. and the securities held in Mr. Peters’ retirement accounts, in each case, which are held for the benefit of Mr. Peters. The address for these stockholders is c/o Tradewinds Investment Management, L.P. Three Harbor Drive, Suite 213, Sausalito, California 94965.

(16)	Based solely on reported filings and representation from Iroquois Capital Management LLC, includes 4,089,866 shares of Common Stock held by Iroquois Master Fund Ltd. (“Iroquois Master Fund”), (ii) 1,000,000 shares of Common Stock held by Iroquois Capital L.P. (“Iroquois Capital”), (iii) 2,649,006 shares of Common Stock issuable upon exercise of a warrant held by Iroquois Master Fund (“Warrant”) and (iv) 1,000,000 shares of Common Stock issuable upon exercise of a warrant held by Iroquois Capital (“Warrant 2”). Messrs. Joshua Silverman and Richard Abbe may be deemed to have beneficial ownership of 8,935,603 shares of Common Stock, including (i) 4,089,866 shares of Common Stock held by Iroquois Master Fund, (ii) 1,000,000 shares of Common Stock held by Iroquois Capital, (iii) 2,649,006 shares of Common Stock issuable upon exercise of Warrant 1 and (iv) 1,000,000 shares of Common Stock issuable upon exercise of Warrant 2 and 196,731 shares over which Messrs. Silverman and Abbe have sole voting power. The address for these stockholders is c/o Iroquois Master Fund Ltd 641 Lexington Avenue, 26 th Floor, New York, New York 10022.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2009, with respect to our equity compensation plans under which our common stock is authorized for issuance:

Weighted-
	Number of Shares	Average	Number of Securities
	to be Issued Upon	Exercise	Remaining Available
	Exercise of	Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
	Options	Options	Compensation Plans
Plan Category	and Rights	and Rights	(excluding Column a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	4,555,200	$2.28	3,845,000

(1)	We have granted warrants to purchase shares of Common Stock to two consultants. Specifically, on December 20, 2000, we issued 210,526 warrants to purchase shares of Common Stock at an exercise price of $2.375 to a consultant. These warrants fully vested on the date of issuance and expire on December 20, 2010. We also issued 200,000 warrants to purchase shares of Common Stock at an exercise price of $2.02 on March 20, 2002 to another consultant. These warrants were fully exercised in 2008 through a cashless exercise provision in the warrants that resulted in the issuance of 81,488 shares of Common Stock to the consultant and the cancellation of the warrant.

EXECUTIVE OFFICERS
Set forth below are the names and biographical information for each of our executive officers who is not also a director.
David M. Dean, 50, has served as President of Star Tobacco since January 2010 and as Vice President of Sales and Marketing of our company since November 1999. From 1998 to October 1999, he served as a Principal of Group Insurance Concepts of Virginia, L.L.C., an employee benefits consulting firm and an affiliate of Northwestern Mutual. From 1984 to 1998, Mr. Dean was employed with Trigon Blue Cross/Blue Shield in Richmond, Virginia, where he held a variety of executive positions over a 14 year period, including Vice President of the Eastern Region from 1994 to 1996, Vice President of Sales from 1996 to 1997, and Vice President of Sales and Account Management for the Eastern and Western Regions from 1997 to 1998. Trigon Blue Cross/Blue Shield was the largest health insurer in Virginia and was purchased during 2002 by Anthem. Mr. Dean is a graduate of Elon College.
Park A. Dodd, III, 57, has served as our company’s Chief Financial Officer, Treasurer, and Assistant Secretary since October 2007. Mr. Dodd was a special advisor to our company from May 2007 until assuming the role as Chief Financial Officer in October 2007. Mr. Dodd’s experience includes a thirty-year career in strategic financial planning and accounting. From 1980 to 2000 he held a number of management positions with Philip Morris, Inc. with increasing responsibilities in accounting and reporting, business decision support, financial planning and analysis during that time, including his service as Senior Manager and Director of Financial Planning and Analysis from 1992 to 1998 and Director of Finance Reengineering and Technology Upgrade from 1998 to 2000. Mr. Dodd was special advisor to the Chief Financial Officer of the United States Olympic Committee during 2000, and from 2001 to 2005 he served as Director in Accounting and Reporting of Capital One Financial Corporation in Richmond, Virginia. In 2005, Mr. Dodd joined Tatum, LLC, a national executive services firm that specializes in providing interim financial leadership to client organizations. Mr. Dodd received an undergraduate degree in Accounting from Virginia Tech in 1975 and an MBA from Virginia Commonwealth University in 1986.
Robert E. Pokusa, 59, has served as our company’s General Counsel and Secretary since March 2001. From 1991 until joining our company, he was associated with Paul, Hastings, Janofsky & Walker LLP during which time he worked on a number of matters for our company and concentrated his practice in the areas of complex civil litigation and administrative law. From 1980 to 1991, Mr. Pokusa was associated with the law firms of Perito, Duerk & Carlson; Finley, Kumble, Wagner, Hiney, Underburg, Manley, Meyerson & Casey, and Washington, Perito and Dubuc. Mr. Pokusa received his Bachelor of Arts Degree from Montclair State University and his law degree from The American University, Washington College of Law. He is a member of the Virginia and District of Columbia bars.
Curtis Wright, MD, MPH, 61, has served as Senior Vice-President, Medical/Clinical Director of our pharmaceutical subsidiary, Rock Creek Pharmaceuticals, Inc. since February 2008. Dr. Wright previously served as Vice President of Clinical and Regulatory Affairs for Adolor Corporation from 1997 to 1998, and Executive Director, Medical Affairs and subsequently Executive Director of Risk Assessment for Purdue Pharma from 1998 to 2004. Immediately prior to joining Rock Creek Pharmaceuticals, Inc., Dr. Wright served as Executive Vice President for Risk Management and Regulatory Affairs at Javelin Pharmaceuticals, Inc., Cambridge, MA from 2004 to 2008. Dr. Wright’s career at the FDA, from 1989 through October 1997, included multiple senior scientific positions in the Center for Drug Evaluation and Research, including Deputy Director and subsequently Acting Director of his division. Dr. Wright received his medical degree, with distinction, from George Washington University and received a master’s degree in Public Health from the John Hopkins University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our company’s Named Executive Officers include Jonnie R. Williams, our CEO, Park A Dodd, III, our Chief Financial Officer, or CFO, Paul L Perito, our Chairman, President and COO, Robert E. Pokusa, our General Counsel, David M. Dean, our Vice President of Sales and Marketing and Dr. Curtis Wright our Senior Vice President, Medical/Clinical Director of our pharmaceutical subsidiary, Rock Creek (collectively, the “Named Executives”). The following discussion summarizes the compensation awarded to the Named Executives during 2009.
Overview
Our company’s mission has been, and continues to be, to reduce the harm associated with the use of tobacco at every level. In fulfilling that mission we have sought to reduce the range of serious health hazards associated with the use of smoked and smokeless tobacco products by reducing the toxins in the tobacco leaf; offering less toxic alternatives to traditional tobacco products; demonstrating the viability of our less toxic tobacco technology; and sublicensing that technology to the tobacco industry. Also, since 2007, we have been pursuing the development of related pharmaceutical products that are designed to treat tobacco dependence and a range of neurological conditions, non-nicotine nutraceutical products that may temporarily reduce the urge to smoke and related products that may assist in maintaining a balanced metabolism.
That mission has been a principal driver in decisions regarding the determination of total compensation for our senior executives, as well as the compensation for members of our Board of Directors and consultants who have been retained to assist our company in these long-term objectives. As part of this mission, we have sought to affect a major shift in the way tobacco is grown and cured, as well as in the use of tobacco products generally.
In its structure and functioning, our company’s goal has been to act as a disruptive force in the tobacco industry, and to challenge many of what we believe are preconceived assumptions that have governed the manufacture and sale of tobacco products over a number of decades. As we worked to achieve these objectives, we initially utilized our company’s existing cigarette business as a platform to provide a base of financial support for our intellectual property, licensing and development initiatives, and as a demonstration vehicle for the manufacture and sale of a range of low-TSNA tobacco products and related pharmaceutical and non-nicotine nutraceuticals. However, in May 2007, we licensed three of our company’s cigarette trademarks on an exclusive basis in return for licensing fees to be received over the term of the license agreement and, in June, 2007, we ceased manufacturing any cigarette products. Currently, we are focusing our tobacco operations on the sale of our company’s dissolvable low-TSNA smokeless tobacco products, ARIVA ® and STONEWALL Hard Snuff ®. Also, we are pursuing approval from the FDA of two related products, Ariva- BDL™ and Stonewall-BDL that have levels of the carcinogenic TSNA comparable to those found in nicotine replacement therapy products as “modified risk tobacco products” under the recently enacted Family Smoking Prevention and Tobacco Control Act of 2009. Consistent with these goals, in 2007 we also incorporated our pharmaceutical subsidiary to pursue the development of botanical based products for the treatment of tobacco dependence, pharmaceutical products that would utilize certain MAO agents in tobacco to treat a range of neurological conditions, including Alzheimer’s disease, Parkinson’s disease, schizophrenia and depression, non-nicotine nutraceutical products that may assist persons to temporarily reduce the urge to smoke and related products that may assist in maintaining a balanced metabolism.
We also have sought to develop a sophisticated superstructure for our innovative, technology-based company that could interact at all levels of the government, regulatory, medical and industrial sectors on a broad range of issues relating to the health impact of tobacco, the regulation of emerging forms of potentially less hazardous tobacco products and the development of tobacco based pharmaceutical products and related products such as non-nicotine nutraceuticals. To achieve this objective, our company sought a Chief Executive Officer, or CEO, in 1999 who could oversee our company’s existing business and facilitate the kind of capital raising initiatives and investor support necessary to promote an aggressive and far-ranging approach to the issues facing the tobacco industry. At the same time, our company made efforts to identify and hire a President and Chief Operating Officer, or COO, with a substantial legislative, regulatory and litigation background and who had relationships with the relevant scientific and research communities that are critical to our goals and objectives. We felt that this individual should be able to coordinate our company’s intellectual property and litigation efforts, interact at the highest levels of the federal government on a wide variety of health and legal issues involved in the regulation of tobacco products, and be in a position to enlist other individuals as employees and consultants to assist in those initiatives. Further, we worked to staff key executive positions in sales and marketing, finance, legal, investor relations and medical research with individuals who would complement our company’s senior management and provide a level of expertise that would minimize the need to procure those services through external third parties. Because we set out to be a force for change in the tobacco industry, we understood that our company needed to be able to attract and maintain a high-caliber group of executives to further these goals and objective.
Our mission over the years has been to challenge and transform the constructs relating to cigarettes and tobacco use generally. In this respect, our long-term focus has been, and continues to be, the research, development, and sale of products, particularly very low-TSNA smokeless tobacco products that expose adult tobacco users to lower levels of toxins, non-nicotine products that provide viable alternatives to tobacco products, tobacco-based pharmaceutical products for the treatment of tobacco dependence and other diseases and we also continue to focus on the licensing of our company’s low-TSNA technology.
Compensation Objectives
In establishing compensation for our company’s executive officers, we have sought to:
•	attract and retain individuals of superior ability and managerial talent;

•	ensure that the compensation for senior executive officers is aligned with our company’s corporate strategies, business objectives and long term interests; and

•	enhance the incentive of our company’s executive officers to maximize shareholder value by providing opportunities for direct ownership in our company through awards of stock options and stock grants.
Over the last seven years our company has experienced operating losses on an annual basis, and, accordingly, prior to 2008, we had chosen to limit compensation of our executive officers to base salary and benefits. As a result, we have not utilized an incentive-based compensation structure as a means of determining levels of compensation for our executive officers or other employees. Except for nominal amounts, and for an initial signing bonus in the case of Curtis Wright, MD, MPH, who joined our company in March 2008 as Senior Vice President, Medical/Clinical Director of Rock Creek, no cash bonuses have been paid to executive officers since 2002. Because compensation levels have not been tied to meeting specific performance objectives, our company’s compensation structure does not result in an incentive for our Named Executive Officer to take undue risk in order to increase their levels of compensation.
From 2003 until May 2008, we did not issue any stock options or stock grants to our company’s executive officers, except as noted below in the case of Park A. Dodd, III and Dr. Wright, in each case upon their commencement of service to our company. However, in May 2008 and April 2010, our Board of Directors, based on the recommendation of the Compensation Committee, awarded a total of 1,625,000 and 3,590,000 stock options, respectively, to several employees, executive officers, one consultant and our Board members.
Compensation determinations have been driven primarily by considerations relating to the ability to attract and retain individuals who could help our company carry out its long-term objective to act as a catalyst for significant change in the tobacco industry. The determinations also have involved an assessment of our company’s progress in obtaining and protecting the intellectual property to which we are the exclusive licensee, the success of our ongoing patent litigation against RJR, our success in introducing new low-TSNA smokeless tobacco products to the market, and our success in generating increased awareness of the differences in toxicity among various forms of tobacco products.

Our Board of Directors has provided its Compensation Committee the primary authority to determine the compensation awards available to our company’s executive officers and the Compensation Committee, in turn, makes recommendations on compensation levels to the Board after undertaking an analysis of appropriate levels of compensation for the executive officers. To aid the Compensation Committee in making its determinations, on a yearly basis the Compensation Committee is provided an analysis of the compensation levels of its executive officers based on the review of job functions and job responsibilities that have been assumed by particular executive officers and compensation ranges available in comparable positions for individuals with like training and experience. The analysis is prepared by our company’s General Counsel working with our COO. Our CEO and COO also provide recommendations, as appropriate, regarding compensation for all executive officers, including themselves. Our company has not engaged a compensation consultant to undertake this analysis. Given our company’s unique position as a force for change in the tobacco industry, we have not used benchmarks from the tobacco industry in setting compensation levels for our company’s most senior executives, since the unique nature of our business does not easily lend itself to comparisons with tobacco industry indices. Instead, the Compensation Committee has informally considered general market information for similar senior level executives in setting base compensation. Given our decision in recent years to limit compensation to base salary and benefits, our company’s focus has been on salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, DC and Boston, Massachusetts). We have utilized a comparison to the manufacturing sector since our company has, to date, generated income from the sale of tobacco products, and since 2007 exclusively low-TSNA smokeless tobacco products. In the future, we intend to manufacture pharmaceuticals and related products and in August 2010 we launched CigRx™, a non-nicotine nutraceutical. Accordingly, going forward we will consider the appropriate industry comparison based on the mix of products being sold by our company. In the case of our company’s COO and General Counsel, the Compensation Committee also has undertaken an analysis of compensation for senior partners at major law firms in the Washington, DC area, given the background of our CEO and General Counsel in the litigation, regulatory and legislative areas and their active involvement in implementing and coordinating our company’s activities in these areas. The general market information is publicly available aggregated pooled data and, while the Compensation Committee reviews the general market information, it does not see the identity of any of the surveyed companies. Further, the analysis has focused on the extent to which executive officers have assumed multiple functions relating to various aspects of our company’s mission and long-term objectives that in different circumstances likely would have been assumed by other employees. Also, the Compensation Committee considers other factors such as the seniority of its senior executives, and for newer hires, the executive’s base salary at his/her prior place of employment, the duties and responsibilities that the individual will be assuming, the availability of other well-qualified candidates that would be available to carry out our company’s goals and objectives, and the compensation level a potential executive would be able to demand in a similar position with another company or institution. The Compensation Committee reviews the information provided by management and makes its recommendation to the Board of Directors with respect to appropriate compensation levels.
In 2009, except with regard to Dr. Wright, with whom our company entered into an employment agreement in 2008 described below, the Compensation Committee has recommended and the Board of Directors has approved the continuation of salary and benefits for our Named Executives on a month-to-month basis in accordance with employment agreements that have expired or are continuing on a month-to-month basis, without any provisions for bonus or stock awards. Given the losses suffered by our company in 2009 and the adverse jury verdict in our RJR patent litigation, management did not recommended any form of cash bonuses or stock awards for 2009 and the Compensation Committee and the Board concurred in that recommendation. Previously, the Compensation Committee had anticipated entering into new employment agreements with our Named Executives since it is believed that such agreements will assist it in attracting and retaining qualified executive officers, but our company is not pursuing those plans at the present time.
Base Salary
In 2009, the base salary for each of our Named Executive Officers was set in accordance with the terms of contracts that were entered into in years prior to 2008 and which have been continued on a month-to-month basis, or entered into in 2008 for Dr Wright. As discussed above, in assessing compensation levels for all executive officers, the Compensation Committee has focused on the extent to which executive officers have been assuming multiple functions relating to our company’s mission and long-term objectives. The Compensation Committee also has considered salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, DC and Boston, Massachusetts) and, in the case of our company’s COO and General Counsel, compensation levels for senior partners at major law firms in the Washington, DC area.

Ancillary Bonuses
In 2008, an initial signing bonus in the amount of $100,000 was paid to Dr. Curtis Wright at the time he joined our company as Senior Vice President, Medical/Clinical Director of Rock Creek, our wholly owned subsidiary. Under his employment agreement, Dr. Wright would have been entitled to a performance bonus in the amount of $100,000 in the event the FDA did not impose a clinical hold on the initiation of a Phase 1 Clinical study for a tobacco-based drug product or any other pharmaceutical for the treatment of smoking or smokeless tobacco cessation within eighteen months from the date of his employment agreement. The bonus provision in Dr. Wright’s agreement expired in August 2009. The bonus and performance bonus provision were provided as an inducement for Dr. Wright to leave his then current employment situation and assume the role as Medical/Clinical Director of our newly incorporated subsidiary. In January 2010 we entered into a new employment agreement with our CFO at the time he transitioned fully from Tatum Partners LLC. Under this agreement, it is expected that Mr. Dodd will receive salary payments comparable to those that he received in 2009. Also, under his employment agreement, management has agreed that, to the extent a cash bonus or stock award is made to our CEO or COO, it would recommend to the Board/Compensation Committee that it consider a similar type of award to the CFO taking into account the differences in annualized salary and the contribution of the CFO to our company’s success that resulted in the award to the CEO or COO.
On an annual basis, we have paid an ancillary holiday bonus in the amount of $1,500 to executive officers, except for our company’s CEO, COO and at times our CFO. An identical bonus has been paid to our other employees. Such bonuses have been paid as part of a long-standing holiday bonus policy and are not based on executive officers meeting achievement or performance goals.
Discretionary Equity Incentive Awards
Our executive officers, along with our other employees, are eligible to participate in the award of stock options or restricted stock grants or stock appreciation rights under our 2000 Equity Incentive Plan, or 2000 Plan, and our 2008 Plan. However, to date we have only granted stock options and not shares of restricted stock or stock appreciation rights to our executive officers. In October 2007, Mr. Dodd was granted options to purchase up to 250,000 shares of Common Stock in connection with his appointment to the position of CFO, Treasurer and Assistant Secretary of our company. Of the 250,000 stock options granted, 90,000 options vested on October 10, 2007 and 80,000 options vested on October 10, 2008 and on October 10, 2009 respectively. In February 2008, Dr. Wright was granted options to purchase 200,000 shares of Common Stock in connection with his appointment to the position of Senior Vice President, Medical/Clinical Director of Rock Creek. Of the 200,000 stock options granted, 100,000 options vested on Dr. Wright’s first day of employment and 50,000 options vested on February 26, 2009 and February 26, 2010 respectively. These levels of option grants are similar in level to grants made to other executive officers of our company upon their commencement of employment with us. Neither of the discretionary equity incentive awards was granted based on the achievement of performance goals, but rather to provide incentives for future performance, as an additional incentive to have these individuals accept positions with our company and to align the interests of these individuals with the interests of our shareholders.
During 2009, we did not issue any options or make any stock awards to any of our Named Executive Officers. At December 31, 2009, there were 4,555,200 options issued and outstanding with a weighted average exercise price of $2.28 per share. In April 2010, our Board of Directors, based on the recommendation of the Compensation Committee, awarded a total of 3,590,000 stock options to several employees, executive officers, one consultant and our Board members.
Benefits Plans
In order to attract and retain individuals who are capable of carrying out and enhancing our mission, we have provided certain benefits and perquisites to our senior executives that are comparable to those generally available to senior management and were available to those executives in previous positions. In the case of our CEO and COO these benefits and perquisites have included the items listed below. Where noted, such benefits also have been provided to other executive officers:
•	reimbursement for life insurance coverage in the amount of $10 million for our company’s CEO, $5 million for our COO and $1 million for our General Counsel;

•	additional disability insurance for our COO and General Counsel;

•	a Company automobile and reimbursement for all costs associated with the operation of the automobile for our company’s CEO and COO and reimbursement of automobile expenses for our company’s Vice President of Sales and Marketing;

•	monthly or annual club membership dues for our company’s CEO and COO;

•	a mobile phone and phone costs for our company’s CEO, COO, CFO and Vice President of Sales and Marketing; and

•	reimbursement for the cost of outside counsel retained by our company’s CEO and/or COO in connection with advice and counsel related to the negotiation, drafting, and execution of their employment agreements.
Employment and Severance Arrangements
The executive employment agreements with Messrs. Williams and Perito that had contained severance provisions have expired and, as a result, those provisions are no longer in effect. The executive employment agreement with Mr. Dean was modified to eliminate any severance payments when his contract was continued on a month-to-month basis after expiration and in connection with the decision to limit Mr. Dean’s compensation to his base salary payments and benefits. We did not seek to renew certain terms in these prior agreements as we chose to limit the compensation of our executive officers to base salary and benefits only, in light of operating losses that we had been experiencing. While we have not entered into new employment agreements with these executive officers, we believe that such written agreements are in the best interest of our company to attract and retain qualified executive officers. We previously entered into employment agreements with our Named Executive Officers that provided for incentive awards and severance payments as additional inducements to attract prospective executive officers to our company and to provide such individuals with assurances of continued salary and benefits in the event of the termination of their employment relationship. Absent such provisions, we believe that we would have difficulty attracting and retaining the type of executive officers that we believe are critical to our mission and long-term objectives. Accordingly, we intend to enter into new executive employment agreements with our executive officers in the future, although we have deferred entering into new agreements for the time being except in the case of the Executive Employment Agreement we entered into with Park Dodd, our CFO, in January 2010 at the time he transitioned fully from Tatum Partners, LLC. When we are in a position to enter into new contracts with our other executives in the future, it is expected that such contracts will be for multiple-year terms and will contain provisions for base salary, and provisions covering a combination of some or all of bonuses, equity incentive awards and severance provisions.
Under the terms of Mr. Pokusa’s employment agreement, at the conclusion of the initial three-year term in 2004, the agreement continued in place, but on a month-to-month basis. Pursuant to the terms of his employment agreement, Mr. Pokusa is entitled to severance payments equal to six months salary in the event of his termination without cause. Those payments would be due on a monthly basis. Mr. Pokusa’s employment agreement has not been modified to eliminate severance because the agreement has continued under its original terms, although on a month-to-month basis. In December 2008, Mr. Pokusa’s employment agreement was modified to ensure that the severance payments complied with the requirements of Section 409A of the Internal Revenue Code.
Under the terms of Dr. Wright’s employment agreement he is entitled to severance payments equal to all salary that would be due under his agreement through the end of its term and all accrued vacation in the event the agreement is terminated without cause or for “Good Reason”, as defined in the agreement. Any severance payments would be made at the same time and in the same manner as salary payments would have been paid to Dr. Wright during the term of his agreement. Under the terms of Mr. Dodd’s employment agreement he is entitled to severance payments equal to six months base salary, based on his average salary over the past twelve months or lesser period as applicable, in the event the agreements is terminated without cause or for “Good Reason”, as defined in the agreement. Any severance payments would be made at the same time and in the same manner as salary payments would have been paid to Mr. Dodd during the term of his agreement. Under the prior agreement with Mr. Dodd through Tatum Partners LLC he was not entitled to any severance payments in the event of the termination of his employment.

Under the employment agreements with Messrs. Dean, Dodd, Pokusa and Wright, these executive officers are subject to noncompetition covenants following the termination of employment as well as covenants relating to the treatment of confidential information disclosed to them during their employment with our company. The noncompetition covenants prohibit the executive officers from owning a company or accepting employment with an entity that competes in the same field as our company or soliciting business of the same or similar type being carried on by our company for a period of one year following termination of employment.
Taxation of Executive Compensation
We seek to compensate our executive officers in a manner that is tax effective for our company. As appropriate, we seek to structure these compensation arrangements, to the extent applicable, to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.
Compensation Committee Report
The Compensation Committee held three meetings during fiscal year ended December 31, 2009. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has determined that the level of compensation of our executive officers is appropriate given their experience, job responsibilities and the diverse management roles that have been assumed by the executive officers. In particular, our company’s CEO has responsibility for the overall management of our new product development efforts, our low-TSNA smokeless tobacco products, capital raising initiatives and related interactions with investors. Our COO has overall responsibility for all aspects of our litigation, regulatory, and legislative initiatives, including our patent infringement litigation against RJR, and for drug development efforts of Rock Creek as its CEO. Given the continued losses suffered by our company, the Compensation Committee in September 2010 undertook an interim review of compensation levels for the Company’s Named Executives. Based on the Company’s progress in 2010 in meeting certain goals relating to its smokeless tobacco products and the research and development activities of its Rock Creek subsidiary, including the introduction of a non-nicotine, non-tobacco dietary supplement, CigRx™, in August 2010, the Committee concluded that our company’s current compensation levels should remain in place for the remainder of 2010. The Compensation Committee also has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Christopher C. Chapman, M.D. (Chairman)
Leo S. Tonkin, Esquire
Neil L. Chayet, Esquire
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
Named Executive Officer Compensation
The following table summarizes the compensation paid to the Named Executive Officers employed by our company during 2007, 2008 and 2009, for services rendered in all capacities to our company and its subsidiaries.

SUMMARY COMPENSATION TABLE

					All Other
		Salary	Bonus	Options	Compensation
Name and Principal Position	Year	($)	($)(1)	(#)(2)	($)		Total($)
Jonnie R. Williams	2007	1,000,000	—	—	114,246		1,114,246
Chief Executive Officer	2008	1,000,000	—	806,650	52,423		1,859,073
	2009	1,000,000	—	—	80,582	(3)	1,080,582

Park A. Dodd, III	2007	160,000	—	112,500	40,200		312,700
Chief Financial Officer	2008	236,400	1,500	66,630	52,500		357,030
	2009	202,350	1,500	—	54,930	(4)	258,780

Paul L. Perito	2007	1,000,000	—	—	90,763		1,090,763
Chairman, President and Chief	2008	1,000,000	—	832,875	141,662		1,974,437
Operating Officer	2009	1,000,000	—	—	152,694	(5)	1,152,694

David M. Dean	2007	295,054	1,500	—	21,612		318,666
Vice President of Sales and Marketing	2008	295,054	1,500	—	42,041		338,595
	2009	295,054	1,500	—	37,159	(6)	333,713

Robert E. Pokusa	2007	385,000	1,500	—	16,248		402,748
General Counsel	2008	385,000	1,500	299,835	18,781		705,116
	2009	385,000	1,500	—	18,937	(7)	405,437

Curtis Wright, MD	2007	—	—	—	—		—
Senior Vice President,	2008	236,538	101,500	291,900	8,827		638,765
Medical/Clinical Director, Rock Creek	2009	300,000	1,500	—	10,987	(8)	312,487

(1)	Represents our company’s yearly Holiday bonus of $1,500 paid to all employees, except the CEO, COO and with respect to Dr. Wright, the $100,000 signing bonus paid in 2008.

(2)	Amounts represent the grant date fair value of the stock options issued in the respective year. For the assumptions used in calculating the value of this award, see Note 8 to our consolidated financial statements included in Item 15 of this Report.

(3)	Represents $35,545 in automobile expenses and $45,037 in life insurance premiums.

(4)	Includes $300 additional per day payments to Tatum, LLC to cover Mr. Dodd’s benefits and costs. The agreement with Tatum provided that Mr. Dodd would be employed by our company as its CFO but certain of his benefit costs would be provided through Tatum.

(5)	Represents $42,754 in automobile expenses and $109,939 in life and disability insurance premiums.

(6)	Represents $24,392 in automobile expenses and $12,767 of matching contributions by our company under its 401(k) Plan.

(7)	Represents $7,831 in life and disability insurance premiums and $11,106 of matching contributions by our company under its 401(k) Plan.

(8)	Represents matching contributions by our company under its 401(k) Plan.
Grants of Plan Based Awards During 2009
There were no grants to our executive officers under our company’s 2000 Plan or 2008 Plan in 2009. As a result, we have not included a table setting forth any such grants.

Outstanding Equity Awards at Fiscal Year
The following table provides information regarding the stock options held by the Named Executive Officers as of December 31, 2009, including the unexercised and unvested stock option awards. All stock options were fully vested as of December 31, 2009, except for Dr. Wright’s, of which 50,000 vested on February 26, 2010.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Jonnie R. Williams	125,000	—	$1.89	5/6/13
	500,000	—	$1.72	5/6/18

Park A. Dodd, III	250,000		$1.19	10/10/17
	50,000	—	$1.72	5/6/18

Paul L. Perito	625,000	—	$1.72	5/6/18

David M. Dean	350,000	—	$4.00	10/6/10

Robert E. Pokusa	50,000	—	$1.47	3/30/11
	200,000	—	$1.12	5/31/12
	225,000	—	$1.72	5/6/18

Curtis Wright, MD	150,000	50,000	$1.84	2/26/18
Option Exercises and Stock Vested
The following table provides information on the exercise of a stock option grant to Paul Perito, our Chairman. None of the remaining Named Executives exercised any stock options during the year ended December 31, 2009.

	Number of shares	Intrinsic Value
	Acquired on	Realized on
Name	Exercise of Options	Exercise($)(1)
Paul L. Perito	1,000,000	$3,350,000

(1)	The reported dollar value is the difference between the option exercise price and the market value of the underlying shares on the date of exercise multiplied by the number of shares covered by the option.
Potential Payments Upon Termination or Change of Control
Except for Mr. Pokusa, Dr. Wright and Mr. Dodd, none of the Named Executives are entitled to severance upon a termination of employment or any severance or benefits in connection with a change of control of our company or any of its affiliates. The employment agreements for the Named Executives are described above under the section titled “Employment and Severance Arrangements”. The following chart sets forth the severance Mr. Pokusa, Dr. Wright and Mr. Dodd would be entitled to receive upon certain terminations of employment, assuming the relevant event occurred on December 31, 2009.

Name	Description of Severance	Termination without Cause
Robert E. Pokusa	Salary Continuation	$192,500
Dr. Curtis Wright, MD	Salary Continuation	$350,000
Park A. Dodd(1)	Salary Continuation	$100,000

(1)	Messrs. Pokusa, Wright and Dodd would also be entitled to receive the above salary continuation payments upon a termination of employment by them for “Good Reason,” as defined in their employment agreements to generally mean (i) a material diminution in their position, duties, responsibilities, functions or status with us, or the removal, or our failure to re-elect them to, any of such positions, (ii) a material reduction by us of their base salary or benefits or (iii) any other material breach by us of their employment agreement, which breach is not cured within 20 days of notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Transactions with Related Persons
Our company is the licensee under a license agreement, or License Agreement, with Regent Court Technologies, LLC, of which Jonnie R. Williams, our company’s CEO, and Francis E. O’Donnell, Jr., M.D., the beneficiary of the O’Donnell Trust, are the owners. The License Agreement provides, among other things, for the grant of an exclusive, worldwide, irrevocable license to our company, with the right to grant sublicenses, to make, use and sell tobacco and products containing tobacco under the licensor’s patent rights and know-how relating to the processes for curing tobacco so as to significantly prevent the formation of certain toxic carcinogens present in tobacco and tobacco smoke, namely TSNAs, and to develop products containing such tobacco, whether such patent rights and know-how are now in existence or hereinafter developed. Our company is obligated to pay to Regent Court a royalty of 2% on all net sales of products by it and any affiliated sub-licensees, and 6% on all fees and royalties received by it from unaffiliated sub-licensees, less any related research and development costs incurred by our company. The License Agreement expires with the expiration of the last of any applicable patents. Twelve United States patents have been issued, and additional patent applications are pending. To date, our company has paid no royalties under the License Agreement. The License Agreement may be terminated by our company upon thirty days written notice or by Regent Court if there is a default in paying royalties or a material breach by our company or the purchase of our company’s stock or assets.
Starwood Industries, LLC, or Starwood, a company in which Mr. Williams, our CEO, is a principal, for several years owned an aircraft that was used by our company from time to time. We had an agreement with Starwood to pay a contracted rate per hour for the use of the aircraft. This agreement did not provide for an adjustment based on the increased cost of fuel. During the year ended December 31, 2007, and the three months ended March 31, 2008, fuel costs exceeded the standard rate set forth in the agreement and, accordingly, Starwood requested a fuel surcharge applicable to our company’s use of the aircraft, a practice common in the aircraft industry. Given Mr. William’s relationship with Starwood, any payment to Starwood by our company constitutes a related party transaction that must be pre-approved by our company’s Audit Committee. On May 6, 2008, our company’s Audit Committee approved a $529,672 payment to Starwood in satisfaction of the fuel surcharge related to our company’s use of the aircraft during this period.
In 2008 the aircraft owned by Starwood was sold and Starwood Aviation, Inc., or Starwood Aviation, a company wholly owned by Mr. Williams, purchased another aircraft. Effective September 1, 2008, we entered into an agreement for our company’s use of the aircraft owned by Starwood Aviation. Under this agreement, we have agreed to pay an hourly rate for the use of the aircraft of approximately $3,970 each month until the monthly fixed rental cost for the aircraft of approximately $51,000 has been met. If the aircraft is used beyond the monthly fixed cost, we are required to pay an hourly rate of approximately $1,200 to cover related costs. In accordance with our company’s related party transaction policy, the agreement with Starwood Aviation was recommended for approval to the Board of Directors by our company’s Audit Committee, and it was approved by the Board of Directors at a meeting held on October 6, 2008. As of May 5, 2010, the agreement with Starwood Aviation was amended to clarify the types of items that would be included as “out of pocket” expenses and to recognize that certain costs, such as for fuel, would be variable depending on the actual cost of the item at the time of use. Payments made by our company to Starwood, Starwood Aviation or Messrs. Williams and O’Donnell as predecessors-in-interest to the aircrafts with respect to related expenses were $1,560,000 in 2009, $1,401,582 in 2008, $1,294,650 in 2007, $554,184 in 2006, $412,060 in 2005, and were billed at cost.
On March 9, 2009 Mr. Williams purchased 2,371,541 shares of our common stock at a price of $1.14 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.50 per share. In accordance with our company’s related party transaction policy, Mr. Williams’ intention to purchase shares and warrant shares of our company’s stock was considered by the Audit Committee at a meeting held on March 9, 2010 and was approved by the Audit Committee and the Board of Directors on that date.

On March 15, 2010, Rock Creek entered into a consulting agreement with Neil L. Chayet, Esquire, under which Mr. Chayet will assist Rock Creek in the recruitment and recommendation of members to be appointed to a Scientific Advisor Board of our company and in communicating to the public health community and others information regarding Rock Creek’s products and mission. The agreement runs for a period of one year from March 15, 2010 to March 15, 2011, is terminable by either party without cause on fifteen days written notice and may be extended thereafter at our company’s discretion for one month periods. Under the agreement, Mr. Chayet will be acting as an independent contractor and will receive a consulting fee of $6,000 per month and reimbursement for reasonable business expenses. Given Mr. Chayet’s status as a Director of our company, the consideration of the consulting agreement and its potential impact on Mr. Chayet’s status as an Independent Director was considered by our company’s Audit Committee as a related party transaction in accordance with our company’s related party transaction policy. At a meeting held on March 9, 2010, the Audit Committee approved the consulting agreement and recommended approval to the Board of Directors. The agreement was thereafter approved by the Board on March 15, 2010.
Procedures for Approval of Related Party Transactions
Pursuant to the charter of our Audit Committee, all transactions between us and any of our directors, executive officers or related parties are subject to the review by our Audit Committee.
Director Independence
The standards relied upon by our Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of The NASDAQ Global Market are the standards set forth in the NASDAQ Marketplace Rules and the applicable listing requirements thereof. In addition, no director will qualify as independent unless our Board of Directors affirmatively determines that the director has no material relationship with our company (directly or as a partner, shareholder or officer of an organization that has a relationship with us).
Our Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current independent directors are: Messrs. Chapman, Chayet, Haynes, Mirabelli, Tonkin and Weichselbaum. As part of the Board of Director’s process in making such determination, each such director has provided responses to questionnaires confirming that (i) all of the above-cited objective criteria for independence are satisfied and (ii) he has no other “material relationship” with us that could interfere with his ability to exercise independent judgment.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2009.

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION
Our Board of Directors has determined that it is in our best interest and in the best interest of our stockholders to further amend our Certificate of Incorporation to increase the total number of authorized shares of Common Stock by 17,500,000 shares, from 170,000,000 shares to 187,500,000 shares. The Board of Directors unanimously approved the proposed amendment to the Certificate of Incorporation, or the Amendment, in substantially the form attached hereto as Appendix A, and declared it to be advisable and in the best interest of our company, and hereby seeks the approval of the Amendment by our stockholders.
If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.
The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment.
The Board of Directors recommends that you vote “FOR” the Amendment.
Purpose of the Amendment
The purpose of the Amendment is to increase the total number of authorized shares of Common Stock from 170,000,000 shares to 187,500,000 shares. Of our company’s 170,000,000 authorized shares of Common Stock, 119,503,888 shares were outstanding as of October 22, 2010, and after taking into account shares underlying outstanding stock options and the reservation of shares for issuance under our equity-based compensation plans, approximately 17,800,000 of the 170,000,000 shares authorized in our Certificate of Incorporation remain available for issuance.
The Board of Directors believes the Amendment is advisable in order to maintain our financing and capital raising flexibility and to generally maintain our flexibility in today’s competitive and fast-changing environment. Other possible business and financial uses for the additional shares of Common Stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of Common Stock, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans and other transactions and corporate purposes that the Board of Directors deems are in our company’s best interest. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules applicable to the NASDAQ Global Market. Other than issuances pursuant to employee benefit plans and currently outstanding warrants, as of the date of this Proxy Statement we have no arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders.
Possible Effects of the Amendment
Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the Amendment may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but our company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our company. For example, without further stockholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our company to oppose changes in control of our company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
We could also use the additional shares of Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the Common Stock. Any such transactions may require our company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

PROPOSAL 3:
APPROVAL OF AN AMENDMENT TO THE 2008 PLAN
Our company relies on stock options to attract and retain outstanding individuals to serve as its directors, executive officers, employees and consultants, and to align their interests with the interests of its stockholders. Our company issues options and other equity awards out of the 2008 Plan. We reserved 4,000,000 shares for issuance under the 2008 Plan. There are currently 705,000 shares remaining for equity awards under the 2008 Plan.
Due to our company’s ongoing expansion plans, the Board is concerned that the number of shares of Common Stock remaining available for issuance under the 2008 Plan are not sufficient to enable us to attract and retain qualified individuals to serve as directors, officers, employees or consultants. The Board has adopted an amendment to the 2008 Plan which increases the number of shares of Common Stock available for issuance under the 2008 Plan to 6,000,000.
Stockholders are requested to approve the amendment to the 2008 Plan to increase the number of shares authorized for issuance from 4,000,000 to 6,000,000. The principal features of the 2008 Plan, as amended, are described in summary form below. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the amendment to the 2008 Plan.
The Board of Directors recommends that you vote “FOR” the approval of the amendment to the 2008 Plan.
Summary of the 2008 Plan
General
The following is a summary of the 2008 Plan, assuming that the stockholders approve this Proposal 3 to increase the number of shares available for issuance under the 2008 Plan. A copy of the 2008 Plan as proposed to be amended is included as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2008 Plan.
The 2008 Plan provides for the award of options to purchase Common Stock and/or restricted shares of Common Stock to directors, officers, employees and consultants or advisors of the Company and certain affiliated entities. Both incentive stock options and non-statutory stock options may be granted. Incentive stock options are intended to be treated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
Administration
Our Board of Directors will administer the 2008 Plan, unless and until our Board of Directors delegates administration of the 2008 Plan to a committee, except with respect to any award granted to our independent directors, which must be administered by our Board of Directors. Subject to the terms and conditions of the 2008 Plan, the Board of Directors or a duly authorized committee thereof has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, the terms and conditions of such awards, the form of each award agreement, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2008 Plan.
Eligibility
Options, SARs, restricted stock, RSUs and other awards under the 2008 Plan may be granted to individuals who are then employees, consultants or independent directors of our company or one of our subsidiaries. As of October 22, 2010 we had approximately 45 employees and consultants, and eight directors, six of whom were Independent Directors (including Mr. Weichselbaum who is not standing for reelection at the Annual Meeting). The Compensation Committee determines which of our employees, consultants and directors will be granted awards under the 2008 Plan. No employee is entitled to participate in the 2008 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees and consultants who are selected to receive grants by the Compensation Committee may participate in the 2008 Plan. The 2008 Plan also provides that certain stock option awards will be automatically granted to our independent directors, as described below under the heading “Automatic Option Grants to Directors.” Absent Board approval, the maximum number of shares that may be subject to awards granted under the 2008 Plan to any individual in any calendar year cannot exceed 500,000.

Share Reserve
If this Proposal 3 is approved, up to 6,000,000 shares of our Common Stock will be available for issuance under the 2008 Plan. If an award under the 2008 Plan expires or is terminated or canceled without having been exercised or settled in full, is forfeited back to or repurchased by our company, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the 2008 Plan. Shares are not deemed to be issued under the 2008 Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is settled through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2008 Plan.
Awards
The 2008 Plan provides for the award of stock options, SARs, restricted stock, RSUs, dividend equivalents, performance share awards, performance stock units, stock payments, deferred stock and performance-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
•	Nonqualified stock options will provide for the right to purchase shares of our common stock at a specified price, and will become exercisable either on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. Nonqualified stock options will be granted with exercise prices no less than the fair market value of a share of our Common Stock on the date of grant, as determined in accordance with the 2008 Plan.
•	ISOs will be designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant.
•	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse.
•	RSUs may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but typically subject to vesting conditions including continued employment or pre-established performance targets. Stock underlying RSUs will not be issued until the RSUs have vested and in certain cases the issuance of the underlying stock may be delayed beyond vesting, and recipients of RSUs will have no voting or dividend rights with respect to the underlying shares prior to the time when the shares are issued.
•	SARs granted under the 2008 Plan typically will provide for payments to the holder based upon increases in the price of our Common Stock over the base price of the SARs. Similar to nonqualified stock options, SARs will become exercisable on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. The administrator may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.
•	Performance share awards, performance stock units, and performance-based awards are stock-based awards that may be granted under the 2008 Plan. The right to vest in these awards generally will be based upon achievement of specific performance targets and these awards may generally be paid in cash or in common stock or in a combination of both. Performance awards also may include “phantom” stock awards that provide for cash payments based upon increases in the price of our common stock over a predetermined period.
•	Stock payments and the ability to defer certain awards also may be authorized by the administrator.
Automatic Option Grants to Directors
The 2008 Plan provides that each new Independent Director is granted a stock option to purchase up to 50,000 shares of Common Stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. In addition, the 2008 Plan provides that each Independent Director receives a stock option to purchase up to 50,000 shares of Common Stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. The exercise price of the options automatically granted to Independent Directors is equal to 100% of the fair market value of a share of our Common Stock on the date of grant (as determined in accordance with the 2008 Plan). No portion of an option automatically granted to an Independent Director is exercisable after the tenth anniversary after the date of option grant.
Transferability of Awards
Unless the administrator determines otherwise, the 2008 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.
Corporate Transactions
If there is a nonreciprocal transaction between our company and its stockholders such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the administrator will make proportionate adjustments (if any), as the administrator in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2008 Plan, and the exercise price or grant price of such outstanding award (if applicable).
If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting our common stock or the share price of our common stock (other than a nonreciprocal transaction as described above), the administrator:
•	may appropriately adjust the aggregate number and type of shares of our common stock subject to the 2008 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;
•	may provide for the termination of any award in exchange for an amount of cash (if any) equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;
•	may provide for the replacement of any award with other rights or property selected by the administrator in its sole discretion;

•	may provide that any outstanding award cannot vest, be exercised, or become payable after such event;
•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of our common stock covered thereby;
•	may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2008 Plan or shall substitute similar awards for those outstanding under the 2008 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or
•	may make adjustments (i) in the number and type of shares of our Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.
In the event of our change in control where the successor entity does not assume or substitute awards granted under the 2008 Plan, awards issued under the 2008 Plan will become fully vested and exercisable immediately prior to the change in control.
Amendment and Termination of the 2008 Plan
Our Board of Directors or a duly authorized committee may terminate, amend or modify the 2008 Plan. However, stockholder approval of any amendment to the 2008 Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the 2008 Plan that increases the number of shares available under the 2008 Plan (other than any adjustment as provided by the 2008 Plan with respect to changes in capital structure). Absent approval of the stockholders, no option may be amended to reduce the per share exercise price of shares subject to such option below the per share exercise price as of the date the option is granted, and except as permitted by the 2008 Plan with respect to changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher exercise price. If not terminated earlier by the Board of Directors or a duly authorized committee thereof, the 2008 Plan will terminate ten years after the plan is approved by our Board of Directors.
Federal Income Tax Consequences
With respect to nonqualified stock options, our company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Subject to stockholder ratification, the Audit Committee has appointed the firm of Cherry, Bekaert & Holland, L.L.P., or Cherry Bekaert, as our independent auditor to audit our financial statements for 2010. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Representatives of Cherry Bekaert are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Cherry Bekaert as our company’s independent auditor.
Our Board of Directors recommends you vote “FOR” ratification of Cherry Bekaert as our independent auditor.
Fees Paid to Cherry, Bekaert & Holland, L.L.P.
The following table sets forth the aggregate fees and expenses billed to us by Cherry Bekaert for the fiscal years ended December 31, 2008 and on December 31, 2009:

	2008	2009
Audit Fees	$204,000	$189,000
Tax Fees	17,077	71,850
Total	$221,077	$260,850
The fees listed above under “Audit Fees” are fees billed for professional services for the audits of our annual consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the reviews of the interim financial statements included in our periodic reports filed during the fiscal years ended December 31, 2008 and 2009, and other required Securities Act filings.
The fees listed above under “Tax Fees” are fees billed for services in connection with tax compliance, tax advice and tax planning.
There were no other fees billed by Cherry Bekaert relating to any other services, and no other audit related fees.
The Audit Committee determined that the provision of non-audit services to us by Cherry Bekaert during 2008 and 2009 was compatible with maintaining its independence. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to us by Cherry Bekaert during 2008 and 2009 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.
In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).
In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and has discussed with the independent auditors the auditors’ independence from the Company and its management. In addition, the Audit Committee has considered whether the provision of the non-audit related services, as disclosed in Proposal 4, is compatible with maintaining their independence.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the year ended December 31, 2009, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 16, 2010. The Audit Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of Cherry, Bekaert & Holland L.L.P. as the Company’s independent accountants to audit the Company’s financial statements for 2010, and the Board of Directors concurred in its recommendation.
Members of the Audit Committee
Alan Weichselbaum (Chairman)
Leo S. Tonkin, Esquire
Mario V. Mirabelli, Esquire
Christopher C. Chapman, Jr., M.D.
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSALS BY OUR STOCKHOLDERS
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 promulgated under the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to November [•], 2011. Accordingly, stockholder proposals must be received no later than [•], 2011. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that our company filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information.
Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our company, without charge, a copy of our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, by written request addressed to Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.
In order to obtain any documents you request from us in time for the Annual Meeting, you must request the documents from us by Friday, December 3, 2010, which is five business days prior to the date of the Annual Meeting.
You should rely only on the information contained in this document to vote your shares of common stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November [•], 2010. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

APPENDIX A
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STAR SCIENTIFIC, INC.
(formerly Eye Technology, Inc.)
The undersigned, a natural person, for the purpose of amending and restating, the Certificate of Incorporation of Star Scientific, Inc., as originally filed on June 24, 1985, and as amended and restated on May 19, 1992, on September 21, 2001, on December 14, 2007, and December 7, 2009 under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and, referred to as the “General Corporation Law of the State of Delaware,” and sections 242 and 245 thereof, hereby certifies that:
FIRST: The name of the corporation (hereinafter called the “Corporation”), is
STAR SCIENTIFIC, INC.
SECOND: The address, including street, number, city, and county, of this registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington County, of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 187,500,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 187,600,000 shares of stock.
Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.
Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.
FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
R. G. Dickerson	229 South State Street, Dover, Delaware
SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdictions within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereto as the case may be, it is further provided:
1. Number, election and term. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit the total number of directors which the Corporation would have if there were no vacancies. No election of directors need to be by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.
2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from, death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders of the Corporation and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
3. Removal. Any director or the entire board of directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote generally in the election of directors, voting together as a single class.
NINTH: The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Law made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.
TENTH:
1. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said action, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii), pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
ELEVENTH: The Corporation shall not be governed by or be subject to the provisions contained in Delaware General Corporation Law Section 203-Business Combinations with Interested Stockholders, as amended from time to time.
TWELFTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.
IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this certificate as of the [•] day of December, 2010.

Star Scientific, Inc.

Name:	Paul L. Perito
Title:	Chairman of the Board of Directors, President and Chief Operating Officer

APPENDIX B
STAR SCIENTIFIC, INC.
2008 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the Star Scientific, Inc. 2008 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Star Scientific, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Change in Control” means and includes each of the following:
(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.5 “Code” means the Internal Revenue Code of 1986, as amended.
2.6 “Committee” means the committee of the Board described in Article 12.
2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.
2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.
2.10 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.
2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.
2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
2.13 “Effective Date” shall have the meaning set forth in Section 13.1.
2.14 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.
2.15 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
2.16 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock on the first trading date during which a sale occurred immediately prior to such given date as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes); or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on the date on which sales prices are reported immediately prior to such given date; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.
2.19 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.20 “Independent Director” means a Director of the Company who is not an Employee.

2.21 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.22 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.23 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.24 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.25 “Performance-Based Award” means an Award granted to selected Covered Employees which is subject to the terms and conditions set forth in Article 9.
2.26 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes, pre- or after- tax income (before or after allocation of corporate overhead and bonus), net earnings, earnings per share, net income (before or after taxes), return on equity, total shareholder return, return on assets or net assets, appreciation in and/or maintenance of share price, market share, gross profits, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization), economic value-added models or equivalent metrics, comparisons with various stock market indices, reductions in costs, cash flow or cash flow per share (before or after dividends), return on capital (including return on total capital or return on invested capital, cash flow return on investment, improvement in or attainment of expense levels, operating margins, gross margins or cash margin, year-end cash, debt reductions, shareholder equity, market share, regulatory achievements, and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
2.27 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.28 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.29 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.30 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.31 “Plan” means this Star Scientific, Inc. 2008 Incentive Award Plan, as it may be amended from time to time.

2.32 “Prior Plan” means the Amended and Restated Star Scientific, Inc. 2000 Equity Incentive Plan, as such plan may be amended from time to time.
2.33 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.34 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
2.35 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.
2.36 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.37 “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.
2.38 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.39 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.
2.40 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 6,000,000 shares; (ii) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan and which following the Effective Date are not issued under the Prior Plan and (iii) any shares of Stock covered by the options granted under the Prior Plan that remain unexercised at the time of their cancellation, expiration, forfeiture or termination pursuant to the terms of the Prior Plan; provided, however, no more than 2,000,000 shares of Stock may be issued upon the exercise of Incentive Stock Options.
(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 500,000.

ARTICLE 4.
ELIGIBILITY AND PARTICIPATION
4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
ARTICLE 5.
STOCK OPTIONS
5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value of a share of Stock on the date of grant.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.
(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(d), the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.
(b) Expiration. Subject to Section 5.2(d), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii) Three months after the Participant’s termination of employment as an Employee; and
(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(c) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(e) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(g) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3 Automatic Grants to Independent Directors. Each Independent Director shall be granted under the Plan on the date of such person’s first election to the Board, Non-Qualified Stock Options to purchase up to 50,000 shares of Stock, 50% of which shall be exercisable after one year from the date of the grant and 100% of which shall be exercisable after two years from the date of the grant. Each Independent Director will also be granted on the anniversary of such Independent Director’s initial election to the Board, Non-Qualified Stock Options to purchase up to 50,000 shares of Stock which shall be vested and exercisable immediately on the date of grant. Each such Option shall expire ten years after the date of grant and shall be subject to earlier termination as provided in the Plan. Notwithstanding the foregoing, if at any time during the last six (6) months of the term of any Option granted pursuant to this Section 5.3, the holder thereof is precluded from selling shares of Stock underlying such Option solely by reason of the application to such Independent Director of the policies contained in the Company’s Insider Trading Compliance Manual (or any similar successor policies), the term of such Option shall be deemed automatically extended by a period equal to six (6) months beginning with the first day during which such Independent Director shall no longer be so precluded; provided, however, that in no event shall such term be extended beyond the tenth anniversary of the date of grant of the Option. Except as set forth in this Section 5.2(d), all of the provisions of the Plan shall be applicable to Awards granted to Independent Directors hereunder.

ARTICLE 6.
RESTRICTED STOCK AWARDS
6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 7.
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights.
(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
7.2 Payment and Limitations on Exercise.
(a) Subject to Sections 7.2(b), payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.
(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.
OTHER TYPES OF AWARDS
8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3 Dividend Equivalents.
(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.
(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5 Deferred Stock. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.
8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.
8.8 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.
8.9 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
8.10 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.11 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
ARTICLE 9.
PERFORMANCE-BASED AWARDS
9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10.
PROVISIONS APPLICABLE TO AWARDS
10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may determine whether to deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award or instead whether such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.6 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 11.
CHANGES IN CAPITAL STRUCTURE
11.1 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b) In the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).
11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.4 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.
ARTICLE 12.
ADMINISTRATION
12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules and regulations of the NASDAQ Global Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.
12.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a) Designate Participants to receive Awards;
(b) Determine the type or types of Awards to be granted to each Participant;
(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
12.5 Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.
ARTICLE 13.
EFFECTIVE AND EXPIRATION DATE
13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”), subject to the approval by the Company’s stockholders within twelve (12) months following the Effective Date. The Plan will be deemed to be approved by the stockholders if it is approved either:
(a) By a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or
(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.
13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.
AMENDMENT, MODIFICATION, AND TERMINATION
14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that increases the number of shares available under the Plan (other than any adjustment as provided by Article 11). Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price. Subject to Article 11, the Board shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Article 11, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Article 11, the Board shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 15.
GENERAL PROVISIONS
15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Star Scientific, Inc. on December [•], 2010.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Star Scientific, Inc. on December [•], 2010.
Executed on this                      day of December, 2010.

Corporate Secretary

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope
ò Please detach here ò
The Board of Directors Recommends a Vote “FOR” the Proposals set forth in the paragraphs below. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, such proxy will be voted “FOR” the proposals.

ELECTION OF DIRECTORS	01	Christopher C. Chapman	02	Neil L. Chayet	03	Burton J. Haynes	☐	Vote FOR	☐	Vote WITHHELD
To serve one-year terms:	04	Mario V. Mirabelli	05	Paul L. Perito	06	Leo S. Tonkin		all nominees		from all
	07	Jonnie R. Williams								nominees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, place an X in the box marked “FOR ALL NOMINEES” and write the number(s) of the nominee(s) in the box provided to the right.)

2.	APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	☐	For	☐	Against	☐	Abstain

3.	APPROVAL OF AMENDMENT TO 2008 INCENTIVE PLAN	☐	For	☐	Against	☐	Abstain

4.	RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS INDEPENDENT AUDITORS FOR 2010.	☐	For	☐	Against	☐	Abstain
THESE PROPOSALS ARE FULLY EXPLAINED IN THE ENCLOSED NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. TO VOTE YOUR PROXY PLEASE MARK BY PLACING AN “X” IN THE APPROPRIATE BOX, SIGN AND DATE THE PROXY.

I will attend the annual meeting.	☐	Address change? Mark Box. Indicate changes below:	☐
				Dated:	, 2010.

Signature(s) in Box
PLEASE SIGN name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee or in another representative capacity, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

STAR SCIENTIFIC, INC.
2010 ANNUAL MEETING OF STOCKHOLDERS
Friday, December 10, 2010
10:00 A.M., Eastern Time
Westin Grand Hotel
2350 M Street, NW
Washington, DC 20037
STAR SCIENTIFIC, INC.           proxy
The undersigned stockholder of Star Scientific, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Park A. Dodd III, Paul L. Perito, and Jonnie R. Williams, and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of our company to be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 10, 2010, at 10:00 A.M., Eastern Time (the “Annual Meeting”), and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting.
When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side hereof. Stockholders who plan to attend the Annual Meeting may revoke their proxy by attending and casting their vote at the Annual Meeting in person.
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2010 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M., DECEMBER 10, 2010
The proxy statement and the annual report to stockholders (Form 10-K) are available at www.proxydocs.com/stsi.
See reverse for voting instructions.